Exhibit 10.88

                             SECURED PROMISSORY NOTE
                          (Equipment Acquisition Loan)
                             Los Angeles, California

$1,000,000                                                      January 31, 2001

      FOR VALUE RECEIVED, the undersigned (jointly and severally, "Borrower") promise to pay to the order of Coast Business Credit, a division of Southern Pacific Bank, ("Coast"), at 12121 Wilshire Boulevard, Suite 1400, Los Angeles, California, or at such other address as the holder of this Note shall direct, the principal sum of One Million Dollars ($1,000,000), or such lesser sum as maybe advanced from time to time hereunder, which said sum shall be advanced to Borrower in increments of at least One Hundred Thousand Dollars ($100,000), each, based upon an advance rate of eighty percent (80%) of the cost of new equipment acquired by Borrower (less any and all sales taxes and installation charges). At the time of each advance hereunder, the aggregate of the then outstanding principal balance, if any, shall be added to the new advance and the total aggregate balance of both shall be divided by the number of months remaining between the last day of the month in which such advance took place and January 31, 2006 and the amount of said installments, rounded to the nearest One Hundred Dollars ($100), shall be payable in consecutive monthly payments (or earlier, as hereinafter referred to) on the last day of each month commencing on the first (1st) full calendar month following the initial advance and each such subsequent advance hereunder and continuing on the last day of each succeeding month until January 31, 2006. The entire remaining unpaid principal balance of this Note, plus any and all accrued and unpaid interest, shall be due and payable on the earlier of: (i) January 31, 2006, or (ii) the date the Loan and Security Agreement between the Borrower and Coast dated of even date herewith (the "Loan Agreement") terminates by its terms or is terminated by either party in accordance with its terms.

      This Note shall bear interest on the unpaid principal balance hereof from time to time outstanding at a rate equal to the "Prime Rate" (as hereinafter defined) plus two and one half percent (2.5%) per annum, but in no event shall the interest rate in any month be less than nine percent (9%) per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. As used herein, the term "Prime Rate" shall mean the actual "Reference Rate" or the substitute therefor of Bank of America, NT & SA, or its successor, whether or not that rate is the lowest interest rate charged by said bank. The interest rate applicable to this Note shall be adjusted monthly, as of the first day of each month, and the interest rate charged during each month shall be based on the highest Prime Rate in effect during said month. If the Prime Rate is unavailable, "Prime Rate" shall mean the highest of the prime rates published in the Wall Street Journal on the first business day of the month, as the base rate of corporate loans at large U.S. money center banks. Accrued interest shall be payable monthly, in addition to the principal payments provided above, commencing on the due date of the first (1st) principal payment hereunder, and continuing on the last day of each succeeding month.

      Principal of, and interest on, this Note shall be payable in lawful money of the United States of America. If a payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon during such extension.

      In the event any payment of principal or interest on this Note is not paid in full when due, or if any other default or event of default occurs under the Loan Agreement or any other present or future instrument, document, or agreement between Borrower and Coast, Coast may, at its option, at any time thereafter, declare the entire unpaid principal balance of this Note plus all accrued interest to be immediately due and payable, without notice or demand. Without limiting the foregoing, and without limiting Coast's other rights and remedies, in the event any installment of principal or interest is not paid in full on or before the date due, Borrower agrees that it would be impracticable or extremely difficult to fix the actual damages resulting therefrom to Coast, and therefore the Borrower agrees immediately to pay to Coast an amount equal to 5% of the installment (or portion thereof) not


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paid, as liquidated damages, to compensate Coast for the internal administrative expenses in administering the default. The acceptance of any installment of principal or interest by Coast after the time when it becomes due, as herein specified, shall not be held to establish a custom, or to waive any rights of Coast to enforce payment when due of any further installments or any other rights, nor shall any failure or delay to exercise any rights be held to waive the same.

      All payments hereunder are to be applied first to costs and fees referred to hereunder, second to the payment of accrued interest and the remaining balance to the payment of principal. Any principal prepayment hereunder shall be applied against principal payments in the inverse order of maturity. Coast shall have the continuing and exclusive right to apply or reverse and reapply any and all payments hereunder in its sole discretion.

      Borrower agrees to pay all costs and expenses (including without limitation attorney's fees) incurred by Coast in connection with or related to this Note, or its enforcement, whether or not suit be brought. Except as expressly provided to the contrary in the Loan Agreement, Borrower hereby further waives presentment, demand for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, and any and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note.

      This Note is secured by the Loan Agreement and all other present and future security agreements between Borrower and Coast. Nothing herein shall be deemed to limit any of the terms or provisions of the Loan Agreement, or any other present or future document, instrument or agreement, between Borrower and Coast, and all of Coast's rights and remedies hereunder and thereunder are cumulative.

      In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

      No waiver or modification of any of the terms or provisions of this Note shall be valid or binding unless set forth in a writing signed by a duly authorized officer of Coast, and then only to the extent therein specifically set forth.

      COAST AND BORROWER EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS NOTE; OR (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN COAST AND BORROWER; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF COAST OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH COAST OR BORROWER.


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      This Note is payable in, and shall be governed by the internal laws of, the State of California.

                                   GREENMAN TECHNOLOGIES OF GEORGIA, INC.,
                                   a Georgia corporation

                                   By: /s/ Charles E. Coppa
                                       -----------------------------------------

                                   Title: Treasurer
                                          --------------------------------------

                                   GREENMAN TECHNOLOGIES OF MINNESOTA, INC., a Minnesota corporation

                                   By: Charles E. Coppa
                                       -----------------------------------------

                                   Title: Treasurer
                                          --------------------------------------


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